                              STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into effective this 1st day of March, 1997 by and between CONVERGENT COMMUNICATIONS, INC., a Colorado corporation ("CCI") whose address is 67 Inverness Drive East, Englewood, Colorado 80112, INTEGRATED COMMUNICATION NETWORKS, INC., a Colorado corporation ("ICN") whose address is 67 Inverness Drive East, Englewood, Colorado 80112, COMMUNICATIONS SERVICES OF IOWA, INC., an Iowa corporation ("CSI)" whose address is 1854 Fuller Road, Suite 1, West Des Moines, Iowa 50265, and JOHN SCHLEPPHORST, an individual whose address is 7004 Townsend, Urbandale, Iowa 50322 ("Schlepphorst") (hereinafter collectively referred to as "the parties").

                                       RECITALS

A. Schlepphorst is the President of CSI and owns or controls all of the issued and outstanding shares of CSI;

B.   ICN is a wholly owned subsidiary of CCI;

C. ICN wishes to acquire all of the issued and outstanding shares of CSI from Schlepphorst.

     THEREFORE, IT IS AGREED AS FOLLOWS:

     1. STOCK PURCHASE. Schlepphorst shall transfer, assign and deliver to ICN Three Thousand (3,000) shares of the common stock, $1.00 par value ("CSI Stock"), which represents one hundred percent (100%) of the issued and outstanding shares of CSI's stock ("Common Stock"), and ICN shall pay the sum of Two Hundred Thousand Dollars ($200,000) and the issuance of Fifty Thousand (50,000) shares of the $0.01 par value common stock of CCI ("CCI Stock") (the cash consideration paid by ICN together with the CCI Stock are collectively referred to herein as the "Purchase Price") as follows:

          1.1  PAYMENT OF PURCHASE PRICE.

               1.1.1 Application of the earnest money deposit in the amount of Five Thousand Dollars ($5,000), which the parties acknowledge had be previously paid by ICN to CSI on February 18, 1997 ("Earnest Money").


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               1.1.2      Ninety-Five Thousand Dollars ($95,000) payable to
Schlepphorst on the Closing Date, as herein defined.

               1.1.3 A promissory note ("Note") from ICN, guaranteed by CCI, to Schlepphorst delivered on the Closing Date in the amount of One Hundred Thousand Dollars ($100,000) bearing simple interest at the rate of eight percent (8%) per annum and payable one (1) year after the Closing Date, in substantially the same form attached hereto as EXHIBIT 1.1.3.

               1.1.4 The issuance of the CCI Stock to Schlepphorst on the Closing Date.

          1.2 EMPLOYMENT AGREEMENT. On the Closing Date, ICN and Schlepphorst shall enter into an employment agreement ("Employment Agreement"), in substantially the same form as EXHIBIT 1.2 attached hereto, which will include, but not be limited to, the following terms and conditions: (i) a base annual salary of $65,000 to be paid bi-monthly; (ii) a bonus of up to 25% annually based upon certain performance criteria established by ICN; (iii) a monthly car allowance of $500.00; (iv) 50,000 CCI stock options at an exercise price of $2.00 per share vested over a five (5) year period; (v) all other benefits, including 401(k), medical insurance and vacation, as available to other ICN employees; (vi) a term of three (3) years, renewable at the option of ICN; (vii) a termination provision whereby ICN would be entitled to terminate the Employment Agreement without cause, subject to the payment to Schlepphorst of the remaining balance of the base annual salary due under the then existing term of the Employment Agreement; (viii) a non-compete covenant whereby, during the two (2) year period following the termination of the Employment Agreement, Schlepphorst would not, directly or indirectly, whether acting alone or in concert with any other person, carry on or be engaged in or concerned with or interested in, any business, enterprise or undertaking which is directly competitive with the business of ICN, or any of its affiliates at the time of termination; and (ix) a confidentiality covenant.

     2    CLOSING.

          2.1  CLOSING DATE.  The Closing Date shall be that date which is three
(3) days after any and all required approvals, including any required approval of any regulatory agency, have


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

become final and the transactions contemplated under this Agreement are no longer subject to administrative or judicial review, or such other date as shall be agreed upon by the parties.

          2.2 CLOSING EVENTS. The following shall occur on the Closing Date and at the Closing, each such requirement being considered as occurring simultaneously:

               2.2.1 Schlepphorst shall deliver to ICN a stock certificate, or certificates, together with duly executed stock powers executed in blank, representing all of the issued and outstanding shares of the CSI Stock, free and clear of all liens, encumbrances, equities and claims;

               2.2.2 CSI shall deliver to ICN a copy of resolutions adopted by its Board of Directors approving the transactions contemplated hereby, which shall be certified by CSI's Secretary to be a true and correct copy of the original and that the original thereof was duly, validly and regularly obtained;

               2.2.3 CSI shall deliver to ICN the opinion of CSI's counsel substantially in the form appended hereto as EXHIBIT 2.2.3 which opinion shall include among other opinions, counsel's opinion that any and all corporate action necessary for the approval and ratification of this Agreement by CSI have been taken, and all required director and shareholder approvals and ratifications have been duly and regularly obtained.

               2.2.4 CSI and Schlepphorst shall deliver to ICN the certificate, in the form appended hereto as EXHIBIT 2.2.4 dated as of the Closing Date, that Schlepphorst and the officers of CSI are not aware of any violation or breach of this Agreement which exists or existed on or as of the date of this Agreement, the Closing Date, or at any time between the date of this Agreement and the Closing Date;

               2.2.5 ICN and CCI shall deliver to Schlepphorst the Purchase Price, including the Note and the CCI Stock;

               2.2.6 ICN and Schlepphorst shall execute and deliver the Employment Agreement.

               2.2.7      CSI shall deliver the resignations of each


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of its officers and directors, along with the corporate books and seals of CSI.

               2.2.8 CCI shall deliver the guarantee of the Note, in substantially the form appended hereto as EXHIBIT 2.2.8 ("Note Guarantee").

     3    CONDITIONS PRECEDENT TO OBLIGATIONS.

          3.1 CONDITIONS PRECEDENT TO ICN'S AND CCI'S OBLIGATIONS. The obligations of ICN and CCI to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by ICN and/or CCI, as applicable, in which event the waived condition(s) shall be treated as conditions subsequent to ICN's and CCI's obligations pursuant to Section 6.1 hereof:

               3.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of CSI and Schlepphorst herein contained shall be true on and as of the date hereof and as of the Closing Date in all material respects with the same force and effect as though made on and as of said date.

               3.1.2 PERFORMANCE OF OBLIGATIONS. Schlepphorst and CSI shall have performed in all material respects all of Schlepphorst's and CSI's obligations and agreements under this Agreement and complied with all of the material covenants and conditions contained in this Agreement to be performed by CSI and Schlepphorst.

               3.1.3 PERFORMANCE AT CLOSING. Schlepphorst and CSI shall have performed each of the acts they are required to perform and delivered each of the certificates and other documents they are required to deliver, or appeared at Closing ready, willing and able to perform each of the acts they are required to perform and deliver each of the certificates and other documents they are required to deliver.

               3.1.4 ABSENCE OF RESTRAINING ACTION. No suit, action or other proceeding shall be pending, or threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the


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

transactions contemplated hereunder.

               3.1.5 ABSENCE OF LITIGATION. No suit, action or other proceeding shall be pending before any court or governmental agency, or threatened against or affecting CSI or Schlepphorst which, if adversely determined, would have a material adverse effect on the value of the business, assets, or properties of CSI, or the value of the CSI Stock.

               3.1.6 NO ATTACHMENT. None of CSI's assets or properties shall have been attached or levied upon or passed into the hands of a receiver or assignee for the benefit of creditors. No petition or similar instrument shall have been filed with respect to Schlepphorst or CSI under any bankruptcy or insolvency law, and no injunction or restraining order shall have been instituted against Schlepphorst or CSI that would have a material adverse effect on CSI.

               3.1.7 NO LIENS, INDEBTEDNESS. CSI shall not be subject to indebtedness nor its properties and or assets subject to liens or encumbrances of any kind, other than (i) indebtedness and liens for current taxes, wages and operating expenses in the normal course of business, payment of which at the time of Closing shall not yet be due; and (ii) indebtedness identified in CSI's Financial Statements as set forth in EXHIBIT 3.1.7 attached hereto.

               3.1.8 CONSENTS. All consents from third parties, including without limitation any governmental or regulatory bodies, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

     3.2 CONDITIONS PRECEDENT TO CSI'S AND SCHLEPPHORST'S OBLIGATIONS. The obligations of CSI and Schlepphorst to be performed under this Agreement at Closing are subject to each and all of the following conditions, any one or more of which may, however, be waived in whole or in part by CSI or Schlepphorst, as applicable:

          3.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of ICN and CCI set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date with the same effect as if made on and as of the said date.


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

          3.2.2 PERFORMANCE OF OBLIGATIONS. ICN and CCI shall have performed all of ICN's and CCI's obligations and agreements herein to be performed, as applicable, on or before Closing and complied with all of the covenants and conditions contained in this Agreement to be performed by ICN and CCI, as applicable.

          3.2.3 PERFORMANCE AT CLOSING. ICN and CCI shall have performed each of the acts they are required to perform and delivered each of the certificates and other documents they are required to deliver, or appeared at Closing ready, willing and able to perform each of the acts they are required to perform and deliver each of the certificates and other documents they are required to deliver.

     4    REPRESENTATIONS AND WARRANTIES

          4.1 REPRESENTATIONS AND WARRANTIES OF SCHLEPPHORST AND CSI. CSI and Schlepphorst (for purposes hereof the term "Company" shall include CSI's subsidiaries, if any, whether or not specific reference is made to the subsidiaries in the representations and warranties set forth below), jointly and severally, represent and warrant to ICN and CCI as of the date hereof and as of the Closing Date, as follows:

               4.1.1 GOOD STANDING. CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Each of CSI's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state where each such subsidiary was incorporated as set forth in EXHIBIT 4.1.1 attached hereto, with full corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. CSI and each of its subsidiaries are qualified to do business and in good standing in all jurisdictions where their properties, assets and/or activities and operations so require, which states are listed in
EXHIBIT 4.1.1 attached hereto. A true and correct copy of CSI's and of each subsidiary's Articles of Incorporation or Charter and all amendments thereto and restatements thereof, certified by the secretary of state or other appropriate state office in the state of CSI's or such subsidiary's incorporation and CSI's and each subsidiary's By-Laws and all amendments thereof and restatements thereto, certified as true, complete and accurate by the Secretary of CSI are set forth in EXHIBIT 4.1.1 attached hereto. Certificates of Good Standing for each jurisdiction where CSI and each of its subsidiaries are duly qualified to transact business as foreign corporations will be included in
EXHIBIT 4.1.1.

               4.1.2 BINDING AGREEMENT. This Agreement, executed by Schlepphorst and CSI, constitutes the valid and binding obligation of Schlepphorst and CSI enforceable in accordance with its terms, and will not conflict with, breach, violate or be in contravention of or result in a default under CSI's Articles of Incorporation or any other organizational or governing instrument of CSI, or of any contract, lease, indenture, promissory notes, agreement, mortgage or other instrument to which CSI and/or Schlepphorst is a party or by which any of CSI's assets or property is bound or affected or, to the best of CSI's knowledge, any law, rule, license, regulation, judgment, decree or order of any court, agency or other authority to which jurisdiction CSI is subject. All corporate action necessary for the approval and/or ratification of this Agreement has been taken.

               4.1.3 AUTHORIZED STOCK. The only authorized capital stock of CSI is Three Thousand (3,000) shares of its $1.00 par value Common Stock, of which, as of the date hereof, Three Thousand (3,000) shares of CSI Common Stock are issued and outstanding. Schlepphorst owns all of the issued and outstanding shares of CSI Common Stock. No other person has any legal ownership interest in and to any shares of the CSI Common Stock, and there are no outstanding or authorized options, warrants, purchase rights, subscription rights or other contract rights or commitments or appreciation, phantom stock, profit participation or similar rights, with respect to the CSI Common Stock nor any outstanding or authorized stock.

               4.1.4 STOCK FULLY PAID. All issued and outstanding shares of the CSI Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the Closing Date, there will not be any
(i) options, warrants or other rights to purchase any shares of the CSI Common Stock or any debt or securities convertible into such shares or (ii) obligations of CSI or Schlepphorst, contractual or contingent, to issue any such options, warrants, rights or shares.


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

               4.1.5 OWNERSHIP OF SECURITIES. As of the date hereof, record ownership of the CSI Common Stock is held 100% by Schlepphorst. CSI and Schlepphorst represent and warrant that the CSI Stock is free and clear of all pledges, liens, security interests, encumbrances or other restrictions (excluding restrictions imposed on the transfer of the CSI Stock under the Securities Act) and of all voting trusts, voting agreements, proxies and other voting restrictions.

               4.1.6 MARKETABLE TITLE. ICN will obtain good and marketable title to the shares of the CSI Stock to be transferred pursuant to the terms hereof and such shares at the Closing will be presented to ICN, free and clear of all liens, encumbrances, equities and claims.

               4.1.7 NO AGREEMENTS. There are no agreements with any person with respect to (i) the sale, lease, exchange or other disposition of any of CSI's properties or assets, except in the ordinary course of its business; or
(ii) the sale, hypothecation, transfer, assignment or other disposition of the ownership, direct or indirect, of any of the shares of the CSI Stock, the operation of which may in the future result in a change in control of CSI.

               4.1.8      FINANCIAL REPRESENTATIONS.  Attached hereto as
EXHIBIT 4.1.8 are a Balance Sheet, Statement of Income (Loss and Deficit) and Statement of Changes in Financial Position (including notes to such financial statements) at December 31, 1996 and for the fiscal year then ended (the
"Financial Statements").   The Financial Statements have been prepared in
accordance with generally accepted accounting principles applied on a consistent basis, except as disclosed therein, and present fairly the financial position of CSI as of February 28, 1997, ("Financial Statement Date") and the results of operations for the year then ended.

               4.1.9 NO LIABILITIES. As of the Financial Statement Date CSI had no liabilities or obligations of any nature (whether accrued, absolute, contingent, and due or to become due) except as disclosed or reflected in the Financial Statements, and as set forth in EXHIBIT 4.1.9 attached hereto.

               4.1.10     NO CHANGE IN FINANCIAL CONDITION.  Except


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as set forth in EXHIBIT 4.1.10 attached hereto, since the Financial Statement
Date, there has not been, and neither CSI nor Schlepphorst know of (i) any event, condition or state of facts that has resulted or may reasonably be expected to result in any material adverse change in the financial condition, business, sales, income, properties, assets or liabilities of CSI from that shown on the Financial Statements; or (ii) any material adverse change with respect to any contracts to which Schlepphorst is a party or any event, circumstance fact or other occurrence which may result in any material adverse change to the financial conditions, business, sales, income, properties or assets of CSI; or (iii) any material damage, destruction or loss to the properties, assets or business of CSI, whether or not covered by insurance, as the result of any fire, explosion, accident, casualty, labor disturbance or interruption, requisition or taking of property by any governmental body or agency, flood, embargo, or act of God or the public enemy, or cessation, interruption or diminution of operations, whether or not covered by insurance, which has materially and adversely affected or impaired or which may be reasonably expected to materially or adversely affect or impair the conduct of CSI's operations or business; or (iv) any labor trouble other than routine grievances (including without limitation any negotiation, or request for negotiation, for any representation or any labor contract) or to CSI's and Schlepphorst's knowledge any event or condition of any character which has materially and adversely affected or which may be reasonably expected to materially and adversely affect or impair the conduct of CSI's operations or business; or (v) any declaration, setting aside or payment of any dividend, or any distribution, in respect of the CSI Stock; or (vi) any redemption, purchase or other acquisition by CSI of any shares of the CSI Stock; or (vii) any significant loss of customers of CSI.

               4.1.11 CERTAIN TAX MATTERS. CSI has prepared and duly filed (and to the best of its knowledge has done so accurately and correctly) all federal, state, county and local income, franchise, use, real property and personal property tax returns and reports required to be filed as of the date hereof with respect to CSI and has duly paid, withheld or reserved for all taxes, penalties and other governmental charges required to be paid as of the date hereof that have been assessed or levied against or upon it or its properties, assets, income, franchises, licenses or sales, including, without limitation, income, gross receipt property taxes, or to the extent that they relate to periods on or prior to the Financial Statement Date are reflected as a liability on the Financial Statements, or if not paid, is contesting such amounts in good faith by the appropriate proceedings. In the event CSI is contesting such amounts in good faith, CSI has established a reserve account sufficient to satisfy the assessment or levy being contested. CSI does not know or have any reason to know of any proposal by any taxing authority for additional taxes or assessments
against or upon CSI.   To the best of CSI's and Schlepphorst's knowledge and
belief, all monies required to be withheld by CSI from employees for income taxes, social security and unemployment insurance taxes have, as of the date hereof, been collected or withheld, and either paid to the respective governmental agencies or set aside in cash for such purpose. CSI has not entered into any agreement for the extension of time or the assessment of any tax or tax delinquency, nor has CSI received any outstanding or unresolved notices from the Internal Revenue Service or any taxing body of any proposed examination or of any proposed deficiency or assessment or of any tax returns or tax liabilities due and payable. At least thirty (30) days prior to the Closing Date, CSI will deliver to ICN an accurate, correct and complete copy of each return or statement filed by, on behalf of or including CSI for federal income tax purposes or state and local income or franchise tax purposes for the last three (3) tax years of CSI. All material elections with respect to the taxes affecting CSI as of the date hereof are set forth in EXHIBIT 4.1.11. After the date hereof, no written election will be made by CSI without ICN's express written consent.

               4.1.12 FINANCIAL DISCLOSURE. CSI and Schlepphorst have made available to ICN and/or CCI, all information known to CSI or Schlepphorst with respect to (i) accounts, borrowing resolutions and deposit boxes maintained by CSI at any bank or other financial institution and the account numbers and the names and addresses of all of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes; and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from Schlepphorst or CSI and a summary of the terms thereof.

               4.1.13 CONDITION OF TANGIBLE ASSETS. To the best of CSI's and Schlepphorst's knowledge, all material tangible


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

portions of the assets, and properties owned by CSI, including all real properties or leasehold interests in real property and structures thereon, are in good condition and repair, subject only to ordinary wear and tear in light of their respective ages and the respective uses for which they are currently used, and that the use of such tangible properties and assets conform and comply in all material respects with all rules, regulations and standards applicable to CSI or its assets or property, imposed by applicable federal, state or local laws or regulations.

               4.1.14 ALL ASSETS. The properties and assets of CSI as of the date hereof include (i) all properties and assets reflected on the balance sheet included in the Financial Statements, and (ii) assets acquired by CSI after such date and on or before the date hereof, other than such properties and assets as shall have been transferred or otherwise disposed of by CSI in the ordinary course of business, any such disposition being set forth at EXHIBIT
4.1.14 attached hereto.

               4.1.15 STOCK TRANSFER RECORDS AND MINUTE BOOKS. The stock transfer records and corporate minutes books of CSI and its subsidiaries will be made available to ICN for inspection at least ten (10) days prior to the Closing Date and will be complete and correct in all respects. The minutes books will accurately reflect all meetings, comments and other actions of the shareholders and Board of Directors of CSI and its subsidiaries since their incorporation.

               4.1.16 MARKETABLE TITLE. Except for Permitted Encumbrances (as defined herein), CSI has good and marketable title to all of its assets and properties, including fee interests in real property and title to all its other properties and assets owned as of the date hereof, free and clear of all mortgages, liens, pledges, charges, claims (real or asserted) or encumbrances of any nature whatsoever.


               4.1.17 PERMITTED ENCUMBRANCES. The following liens, charges and other encumbrances of a similar nature are collectively referred to herein as the "Permitted Encumbrances" with respect to the properties and assets of
CSI:

                    (i)   liens for current state or local property


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

taxes not yet due and payable or subject to penalties;

                    (ii) zoning ordinances, building laws, restrictions and regulations imposed by governmental, authorities, if any, none of which is materially violated by existing buildings and uses by CSI;

                    (iii) any assessment for local benefits levied by any governmental authority and not now a lien upon all or any portion of such real property; provided, however, neither CSI nor Schlepphorst know or have reason to know of any such assessment;

                    (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof, all of which shall be satisfied and released on or prior to the Closing Date;

                    (v) any mortgage, deeds of trust or other encumbrances on leasehold properties which CSI is leasing from a third party which is the owner of the property being leased by CSI subject to any such encumbrance; and

                    (vi) such imperfections of title, liens, easements or encumbrances, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or materially and adversely interfere with the present use of the property subject thereto or affected thereby or otherwise materially impair the business and operations of CSI.

               4.1.18 LEASES AND LICENSES. EXHIBIT 4.1.18 attached hereto sets forth, as of the date hereof and as of the Closing Date, an accurate and complete list of all leases and purchases of real property, license agreements and leases and purchases of personal property (covering property with a purchase price as of the date hereof greater than $1,000) to which CSI is a party (whether as purchaser, lessor, lessee, licensor or licensee) (collectively, the "Leases and Licenses"). CSI, as purchaser, lessee or licensee, has entered into all such Leases and Licenses which CSI reasonably believes may be necessary for the conduct of the business and operation as now conducted. CSI has furnished to ICN accurate and complete copies of all such Leases and Licenses.

CSI has title to each of the leasehold and other interests created by the Leases and Licenses, free and clear of all security interests, claims, liens and encumbrances of any nature, other than Permitted Encumbrances. To the best of the knowledge of CSI and Schlepphorst each such Lease and License is in full force and effect. Each such Lease and License constitutes the legal, valid and binding obligation of CSI and, to the best of CSI's and Schlepphorst's knowledge the other party thereto, enforceable against CSI in accordance with its respective terms except as may be limited by bankruptcy, insolvency, reorganization, readjustment of debt, moratorium or other law of general application related to or affecting the enforcement of creditor's rights generally. Neither Schlepphorst nor CSI has received notice or have any reason to know, of any claimed default under any such Lease and License.

               4.1.19 INSURANCE. EXHIBIT 4.1.19 attached hereto sets forth, as of the date hereof, an accurate and complete list and brief description of the terms of all policies of insurance carried by CSI and designating CSI as the insured thereunder. The description of each policy consists of a description of the subject property, the insurance coverage, the deductibles and the additional insureds. CSI has furnished to ICN an accurate and complete copy of all such insurance policies. No insurance carrier has refused any application for insurance by CSI or any other person on behalf of CSI on any of its properties or assets.

               4.1.20 INTELLECTUAL PROPERTY RIGHTS. EXHIBIT 4.1.20 attached hereto sets forth, as of the date hereof, an accurate and complete list of all letters patent, patent applications, trademarks, service marks, trade names, brands, logos, copyrights and licenses both domestic and foreign, and rights with respect to the foregoing, whether or not registered or registrable with any governmental authority, now owned or used by CSI. Neither CSI nor Schlepphorst have received notice, or otherwise have any reason to know, of any claimed or threatened infringement of the rights of others with respect to any patents, trademarks, service marks, trade names, brands, logos, copyrights and licenses used or owned by CSI, the loss of which would have a material adverse effect upon the business, operations, assets or financial condition of CSI.

               4.1.21 NO LITIGATION. To the best of CSI's and Schlepphorst's knowledge, except as set forth in EXHIBIT 4.1.21


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

there are no pending or threatened suits, actions, claims, or litigation, administrative, arbitration or other proceedings or governmental investigations or inquiries to which Schlepphorst or CSI is a party or to which any of the properties or assets thereof is subject.

               4.1.22 NO VIOLATION OF LAWS OR REGULATIONS. To the best of CSI's and Schlepphorst's knowledge, CSI has materially complied with, and is not in any material respect in default under or in violation of, any laws, ordinances, requirements, regulations or orders applicable to its businesses and properties, including without limitation the rules and regulations of the Federal Communications Commission ("FCC"), nor is CSI in violation of or in default of any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department official, commission, authority, board, bureau, agency or other instrumentality issued or pending against CSI which might adversely affect Schlepphorst's or CSI's ability to execute, deliver and perform their obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transactions. Neither CSI nor Schlepphorst have received notice, or otherwise have any reason to know, of any claimed default or violation with respect to any of the foregoing. There have been no illegal payments, kickbacks, bribes or political contributions made by Schlepphorst or CSI to any person, entity or governmental or regulatory body in the United States or any foreign country or political subdivision.

               4.1.23 APPROVALS. All consents necessary or required for the consummation of the transactions contemplated hereby are set forth in
EXHIBIT 4.1.23. CSI and Schlepphorst will have obtained, on or before Closing, all such consents, approvals and authorizations of all designations, declarations and notices on the part of CSI and Schlepphorst required to be obtained or given, as the case may be, pursuant to the Articles of Incorporation or the Bylaws of CSI or, to the best of CSI's knowledge, any Lease, contract, License, Permit, agreement, indenture or other instrument to which either of them is a party or by which any of them or any of their properties or assets is bound in connection with the execution, delivery and performance of this Agreement and the consummation of each transaction referred to in this Agreement. Subject to obtaining the approvals set forth in EXHIBIT 4.1.23, neither the execution, delivery or performance of this Agreement nor the conclusion of any transaction contemplated by this Agreement will result in any violation of, be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or the Bylaws of CSI or any such agreement, indenture or other instrument or the rules and regulations of any regulatory body. CSI has furnished to ICN accurate and complete copies of the Articles of Incorporation and Bylaws of CSI, each as in effect as of the date hereof.

               4.1.24 COMPLIANCE WITH LAWS. The entering into and consummation of the transactions contemplated hereunder will not result in any default under or violation of any of the terms and provisions of any contract, lease or other agreement to which CSI or Schlepphorst are a party or by which CSI or Schlepphorst is bound or, to the knowledge of CSI and/or Schlepphorst, any law, rule, license, regulation, judgment, order or decree governing or affecting CSI and/or Schlepphorst. Except as provided in EXHIBIT 4.1.23, no consent, approval or authorization by any person is required in connection with CSI's execution, delivery or performance of this Agreement.

               4.1.25 LABOR AGREEMENTS. To the best of CSI's and Schlepphorst's knowledge, there are no collective bargaining agreements between CSI and any labor union or other representative of employees, including local agreements, amendments, supplements, letters and memoranda of understanding of all kinds and all employment or consulting contracts not terminable at will without penalty to which CSI is a party.

               4.1.26 CONTRACTS. EXHIBIT 4.1.26 attached hereto sets forth, as of the date hereof and as of the Closing Date, accurate and complete lists of the following:

                    (i) except for the Leases and Licenses, all agreements, contracts, arrangements, commitments, understandings or obligations, oral or written, of CSI which are to be performed in whole or in part on or after the date hereof and which require or may require the payment by CSI in an amount, or under which CSI is required or may be required to provide goods or services of a value, greater than one thousand dollars ($1,000) during any period of twelve
(12) consecutive months;

                    (ii) any agreement to which CSI is a party or by which its properties or assets are bound that limits the freedom of such corporation to compete in any line of business or with any person; and

                    (iii) all other agreements, contracts, arrangements, commitments, understandings or obligations, oral or written (other than oral contracts of employment), between CSI on the one part and Schlepphorst or any other officer or director of CSI on the other part, or in which any of such persons or entities has any financial interest, direct or indirect (including without limitation any agreements affecting CSI's properties or assets and agreements to make loans). CSI has furnished ICN a copy of each agreement, contract, arrangement, commitment or obligation set forth on EXHIBIT 4.1.26. Collectively the contracts, agreements, arrangements, commitments or obligations set forth in this Section and listed in EXHIBIT 4.1.26 are referred to herein as the "Contracts." Each such Contract is in full force and effect and to the best of Schlepphorst's and CSI's knowledge CSI has performed in all material respects all of the obligations under each Contract required to be performed by it as of the date hereof and as of the Closing Date and no such Contract is in default, nor has any event occurred which with the passage of time or giving of notice or both will result in the occurrence of a default under any such Contract.

               4.1.27 EMPLOYEES. CSI is not a party to any agreement, contract, arrangement, plan, commitment or understanding which has resulted or would result, upon the consummation of the transactions contemplated under this Agreement or otherwise, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Code") nor is CSI obligated to pay any severance arrangements with any current or former employees of CSI or any of its subsidiaries. Attached hereto as EXHIBIT 4.1.27 is a true and complete list of all employees of CSI compensated by CSI. There are no employees of CSI who have employment contracts or employee benefit rights which cannot be terminated upon reasonable notice. Schlepphorst and CSI acknowledge that neither ICN nor CCI is obligated to retain any other employees of CSI and that ICN will have the right to review each current employee and to make a determination of whether or not to offer such employee continued employment, in ICN's sole discretion. Any liability or termination fees for any employees not retained by ICN will be Schlepphorst's responsibility.

               4.1.28 ENVIRONMENTAL MATTERS. To the best knowledge of Schlepphorst and CSI, CSI has duly complied with, and the operation of its business, equipment and other assets in the facilities owned or leased by CSI and its subsidiaries are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinance, rules and regulations of any governmental or quasi governmental authority relating to (i) error omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation, or (vi) other environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Authorization Act of 1986; the Occupational Safety and Health Act; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Emergency Planning and Community Right to Know Act of 1986, as amended; and the Clean Air Act, as amended (collectively "Environmental and Health Laws") or the Federal Communications Act, as amended ("FCC Laws"). To the best knowledge of Schlepphorst and CSI, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices which are pending, anticipated or threatened against CSI, relating to violations of the Environmental and Health Laws and the FCC Laws. CSI has not received a notice of, and does not know or have any reason to suspect, any facts which might constitute a violation of any Environmental or Health Laws which relate to the use, ownership or occupancy of any property or facilities used by CSI in connection with the operation of its business or any activity of CSI's business which would result in a violation or threaten violation of any Environmental or Health Laws and the FCC Laws.

               4.1.29 STOCK REPRESENTATIONS. Schlepphorst (i) intends to acquire the shares of CCI Stock pursuant to Section 1 hereof solely for the purpose of investment and not for the resale and distribution thereof, and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same; (ii) understands and acknowledges that the sale of such shares of

CCI Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), the CCI Stock being acquired pursuant to this Agreement constitute "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may not be sold except pursuant to a registration statement under the Securities Act or pursuant to an exemption available under federal and applicable Securities laws, and such shares may be required to be held indefinitely unless the shares are subsequently registered under the Securities Act or an exemption from such registration is available,
(iii) agrees that he will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares of CCI Stock unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws, and (iv) agrees and acknowledges that the stock certificates representing the shares of CCI Stock which will be acquired by Schlepphorst under this Agreement will contain a legend restricting the transferability of the shares as provided herein and that stop order instructions may be imposed by CCI's transfer agent restricting the transferability of each shares.

               4.1.30     LICENSES, FACILITIES.

                    (i) All licenses and authorizations material to the operation of CSI's facilities, such facilities being identified at EXHIBIT 4.1.30, and/or to the conduct of CSI's business are listed at EXHIBIT 4.1.30 attached hereto. CSI is operating the facilities identified in full compliance with the authorizations identified; neither CSI nor Schlepphorst have any knowledge of any matters which might result in the suspension or revocation of such authorizations, or the issuance of any citation or forfeiture to CSI. There are no unsatisfied citations or notices of apparent liability issued or investigations ongoing, by the FCC or any other agency of the federal or any state government with respect to the facilities or their operation.

                    (ii) CSI owns all of the equipment necessary or useful in the operation of the facilities in accordance with their licenses and with CSI obligations under any agreements now in effect (the "Equipment"). All of the Equipment is in good repair and operable condition and have been, and will be operated in accordance with the authorizations for the facilities and the Rules and Regulations of the FCC or any other regulatory agency.

                    (iii) ICN, CSI and Schlepphorst will cooperate in seeking consent to the transfer of control of the authorizations, if any, and will each pay one-half (1/2) of the applicable filing fees incurred in requesting such consent. CSI and Schlepphorst, jointly and severally, and ICN shall cooperate fully in responding promptly to any inquiries or objections related to such applications.

               4.1.31 ACCOUNTS RECEIVABLE. All of the accounts receivable of CSI constitute valid receivables, have been incurred in the ordinary course of business consistent with past practices and, except to the extent of the reserve for bad debts shown on the balance sheet of CSI as of the date of such Financial Statement, and to Schlepphorst's and CSI's knowledge are fully collectable in the ordinary course of CSI's business and are not subject to any set-off or counterclaim. To the best of CSI's knowledge, no part of such accounts receivable is contingent upon the performance by CSI of any obligation, and no agreements for deduction or discounts have been made with respect to any part of such receivables.

               4.1.32 PAYABLES. The list of itemized accounts payable of CSI as shown on EXHIBIT 4.1.32 attached hereto represent a complete list of all of CSI's accounts payable to its creditors, are true and correct and are not currently in default as of the date hereof and as of the Closing Date. CSI shall not incur any additional accounts payable between the date hereof and the Closing Date other than in the ordinary course of business without ICN's express written consent.

               4.1.33 PERMITS. To the best knowledge of Schlepphorst and CSI, CSI has obtained all permits, licenses, zoning variances, approval, rights of way, easements and other authorizations (collectively "Permits") necessary for the operation of its business as presently operated. All such Permits are
listed in EXHIBIT 4.1.33.   All such Permits are presently valid and in full
force and effect and no renovation, cancellation, or withdrawal thereof has been effective or to the best of the knowledge of Schlepphorst and CSI, threatened. Except as disclosed herein, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in the termination of, or change in, any such Permits.

               4.1.34     EMPLOYEE BENEFIT MATTERS.

                    (i) EMPLOYEE BENEFITS. EXHIBIT 4.1.34 attached hereto constitutes a true and complete list of all plans, programs and arrangements providing profit sharing, retirement, pension, savings, thrift, deferred compensation, stock options, stock purchases, group insurance, accident, sickness, medical, dental and disability benefits, and all vacation pay, severance pay, incentive compensation, consulting agreements, bonus and other employee benefits or fringe benefits maintained currently or at any time in past three (3) years by CSI or with respect to which contributions are made or have been made at any time in the past six (6) years by CSI (including health insurance, life insurance and other benefit plans maintained for retirees) whether or not such plans, programs and arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plans, programs and arrangements are in the nature of formal or informal understandings, and whether or not such plans, programs and arrangements are pursuant to any collective bargaining arrangements. Such plans, programs and arrangements are collectively referred to herein as "Benefit Plans."

                    (ii) COMPLIANCE WITH ERISA. To the best knowledge of Schlepphorst and CSI, each Benefit Plan of CSI or any of its subsidiaries, which is covered by ERISA complies in all material respects and has been administered in all material respects in accordance with the applicable provisions of ERISA and the Code, including, without limitation, the satisfaction of all applicable recording, disclosure, fiduciary and tax qualification requirements under ERISA and the Code. CSI has filed or caused to be filed with the Internal Revenue Service annual reports on a Form 5500 or 5500C or 5500R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. To the best knowledge of Schlepphorst and CSI, all statements and disclosures made on the documents or forms filed or distributed pursuant to the applicable reporting and disclosure requirements under ERISA and the Code have been true and complete in all material respects and have been filed or distributed timely. No Benefit Plan has incurred any excise tax liability.

                    (iii) FUNDING. CSI has made all payments and contributions to all Benefit Plans on a timely basis as required by the terms of each such plan, ERISA and the Code. All such payments and contributions have been deducted fully by CSI for federal income tax purposes. Such deductions have not been challenged or disallowed by any governmental authority and CSI has no reason to believe that such deductions are not properly allowable. CSI has funded or will fund each Benefit Plan in accordance with the terms of each Benefit Plan and, with respect to the current plan year for benefits accrued through the Closing Date, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the date hereof.

                    (iv) PROHIBITED TRANSACTIONS. To the best knowledge of Schlepphorst and CSI, no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan. To the best knowledge of Schlepphorst and CSI, no fiduciary violations, as defined in Section 404 of ERISA, have occurred with respect to which CSI could have any present or future liability or obligations. To the best knowledge of Schlepphorst and CSI, each Benefit Plan is, and has been, operated and administered in accordance with the appropriate written plan documents.

                    (v) DETERMINATION LETTERS. The Internal Revenue Service has issued to CSI letters determining that any Benefit Plan operated by CSI is a qualified plan under Section 401(a), 401(k) and related Sections of the Code to the extent applicable, and the related trusts of such Benefit Plans operated as qualified plans are exempt from federal income tax under Section 501(a) of the Code. To the best knowledge of Schlepphorst and CSI, there have been no occurrences since the date of any such determination letter which have adversely effected or which could adversely effect such qualification.

                    (vi) MEDICAL PLANS. To the best knowledge of Schlepphorst and CSI, each Benefit Plan which provides medical and related benefits has been operated in compliance with all requirements of Section 601 through 608 of ERISA and either (i) Section 162(1) and any other applicable provisions of the Code, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. EXHIBIT

4.1.34 contains a true and complete list of all former employees of CSI and its subsidiaries and their respective beneficiaries who, as of the date hereof and as of the Closing Date, will be receiving or will be eligible to elect to receive benefits pursuant to such Benefit Plans and the continued coverage provisions of ERISA and the Code. No Benefit Plan maintained by CSI or any of its subsidiaries provides post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits, except to the extent of the continuation coverage rules as provided under the applicable provisions of ERISA and the Code.

               4.1.35 DIRECTORS AND OFFICERS. EXHIBIT 4.1.35 attached hereto is a correct and complete list as of the date hereof showing the names of each of the Officers and Directors, each of whom has been duly elected or appointed, and the names of each of the Officers and Directors of each of CSI's subsidiaries, each of whom has been duly elected or appointed by each such subsidiary. Each such officer and director shall deliver his or her resignation from CSI and each of CSI's subsidiaries on the Closing Date.

               4.1.36 FULL DISCLOSURE. None of the written information provided by Schlepphorst and CSI to ICN in connection with the negotiation of this Agreement contains any untrue or misleading statement of a material fact. There is no fact which Schlepphorst or CSI has not disclosed to ICN in writing which materially affects or which will materially affect adversely CSI's business, sales, income, properties, assets, liabilities, activities, customers, or the ability of CSI and Schlepphorst to perform under this Agreement.

          4.2 REPRESENTATIONS AND WARRANTIES OF CCI AND ICN. CCI and ICN represent to CSI as follows:

               4.2.1 GOOD STANDING. ICN and CCI are each corporations duly organized, validly existing and in good standing under the laws of the state of Colorado, with full corporate power and authority to own, operate and lease their properties and to carry on their business as now being conducted. Each of CCI and ICN is qualified to do business and in good standing in all jurisdictions where its properties, assets and operations so require. Each of CCI and ICN has all requisite power and authority to enter into this Agreement and perform its obligations under this

Agreement.

               4.2.2      BINDING AGREEMENT.  This Agreement, as executed by
CCI and ICN, constitutes the valid and binding obligation of each of CCI and ICN enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally. This Agreement and the performance of this Agreement by each of CCI and ICN will not conflict with, breach, violate or be in contravention of or result in a default under either of CCI's or ICN's Articles of Incorporation or any other organizational or governing instrument of CCI or ICN, or of any agreement, mortgage or other instrument to which either of CCI or ICN is a party or by which any of its assets or property is bound or affected or, to the best of CCI's and ICN's knowledge, any law, rule, license, regulation, judgment, decree or order of any court, agency or other authority which has jurisdiction over the business, properties, assets and activities of either of CCI or ICN, as applicable. All corporate action necessary for the approval and/or ratification of this Agreement has been, or will be, prior to Closing, taken.

               4.2.3 STOCK ACQUIRED FOR INVESTMENT. ICN (i) intends to acquire the CSI Stock solely for the purpose of investment and not for the resale and distribution thereof and has no present intention to offer, sell, pledge, hypothecate, assign or otherwise dispose of the same, (ii) understands and acknowledges that the sale of the CSI stock will not be registered under the Securities Act, and such shares may be required to be held indefinitely unless the share are subsequently registered under the Securities Act or an exemption from such registration is available, and (iii) agrees that it will not offer, sell, pledge, hypothecate, transfer, assign or otherwise dispose of any such shares unless such shares and such offer, pledge, hypothecation, transfer, assignment or other disposition shall be registered or exempt from registration under the Securities Act and shall comply with all applicable federal and state securities laws.

               4.2.4 LITIGATION; COMPLIANCE WITH LAWS. There are no pending or threatened suits, actions, claims, arbitrations, administrative or legal or other proceedings or governmental investigations or inquires pending or to which CCI or ICN is a party or to which any of its properties or assets thereof is subject, nor in any material respect any failure to comply with, nor any default under, any law, ordinance, requirement, regulation or order applicable to either of CCI or ICN and their businesses and properties nor any violation of or default with respect to any order, writ, injunction, judgment or decree of any court, arbitrator, or federal, state or local department, official, commission, authority, board, bureau, agency or other instrumentality, issued or pending against either of CCI or ICN which might adversely affect CCI's or ICN's ability to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby or which challenges or seeks to prevent, enjoin, alter or materially delay any such transaction.

     5.   ACTIVITIES PRIOR TO THE CLOSING DATE

          5.1 OPERATION OF CSI'S BUSINESS. CSI and Schlepphorst (for purposes of this Section 5, all references to the "Company" shall include each of CSI's subsidiaries) hereby agree that from and after the date hereof to the Closing Date, except as otherwise contemplated by this Agreement, CSI, shall and Schlepphorst shall cause CSI to, conduct its business solely in the ordinary course consistent with past practices, and CSI shall, and Schlepphorst shall cause CSI to:

               5.1.1 ORGANIZATIONAL DOCUMENTS. Not amend its Articles of Incorporation or Charter or Bylaws, except as may be necessary to carry out this Agreement or as required by law;

               5.1.2 CORPORATE NAME. Not change its corporate name or permit the use thereof by any other corporation, person or entity;

               5.1.3 COMPENSATION. Not pay or agree to pay any employee, officer, or director, without the consent of ICN, compensation which is in excess of the current compensation level of each employee, officer or director, except for standard periodic increases to non-management employees consistent with past practices in terms of timing and amount;

               5.1.4 MANAGEMENT. Not make any changes in management without the prior written consent of ICN;

               5.1.5 REORGANIZATIONS OR OTHER RELATED TRANSACTIONS. Not merge or consolidate with any other corporation, or acquire, agree to acquire or be acquired by any corporation, association, partnership, joint venture or other entity without the prior written consent of ICN;

               5.1.6 DISPOSITION OF ASSETS. Not sell, transfer or otherwise dispose of any of its properties or assets without the prior written consent of ICN, except in the ordinary course of business;

               5.1.7 INDEBTEDNESS. Not create, incur, assume or guarantee any indebtedness for money borrowed except for trade indebtedness incurred in the ordinary course of business;

               5.1.8 ENCUMBRANCES. Not create or suffer to exist any Encumbrance on any of its properties or assets, except those in existence on the date hereof;

               5.1.9 INCREASE OF INDEBTEDNESS. Not increase the amount of any indebtedness outstanding under any loan agreement, mortgage or borrowing arrangement in existence on the date hereof, except for additional borrowings required to fund the working capital needs of CSI in the ordinary course of business under any line of credit loan identified in CSI's Financial Statements to the extent permitted thereunder by the documentation relating thereto in effect as of the date hereof and then only to the extent that CSI has first notified ICN of any such borrowings under the line of credit subsequent to the date hereof and ICN approves such borrowings;

               5.1.10 PAYABLES. Pay when due in accordance with past practices all of its accounts payables and trade obligations;

               5.1.11 MAINTENANCE OF ASSETS. Maintain its facilities, assets and properties in good operating repair, order and condition, reasonable wear and tear excepted, and notify ICN promptly upon any loss of, damage to or destruction of any of its facilities, properties or assets;

               5.1.12 INSURANCE. Maintain in full force and effect all insurance coverage of the types and in the amounts set forth in the Exhibits attached hereto and apply the proceeds received under any insurance policy or as a result of any loss of, damage to, or destruction of any of its facilities, properties or assets to the repair or replacement of such facilities, properties or assets;

               5.1.13 CONTRACTS AND PERMITS. Maintain in full force and effect all Contracts and Permits for or related to the operation of its business in all respects and in all places as its business is now conducted;

               5.1.14 GOODWILL. Use its best efforts to preserve its business organization in tact, to keep available the services of its present employees and to preserve the goodwill of its customers and others having business relations with it;

               5.1.15 ISSUANCE OF SECURITIES. Not issue any additional capital stock, options, warrants, or other rights to purchase capital stock or securities convertible into or exchangeable for capital stock of CSI; not declare, set aside or pay any dividend or make any other distributions in respect of any of CSI's shares of capital stock;

               5.1.16 REPURCHASE OF SECURITIES AND REPAYMENT OF INDEBTEDNESS. Except as approved by ICN after first being notified of any such event, not make any direct or indirect redemption, purchase or other acquisition of shares of CSI's capital stock or make any direct or indirect repurchase, repayment or retirement of any principal of, or interest on, any indebtedness other than regularly scheduled payments of principal and interest as provided in the promissory note evidencing any of CSI's indebtedness;

               5.1.17 LITIGATION. Promptly advised ICN in writing of the commencement of, and of any known threat to commence, any suit, claim, action, arbitration, legal or administrative proceedings, governmental investigation or tax audit against CSI;

               5.1.18 MONTHLY FINANCIAL STATEMENTS. Deliver to ICN as soon as available monthly financial statements ("Monthly Financial Statements") of CSI commencing with the month of February, 1997, and for each calendar month thereafter prior to the Closing Date; and

               5.1.19 MISCELLANEOUS. Not enter into any agreement or otherwise agree to take any action in violation of the negative covenants set forth in this Section 5 or take, agree to take or omit to take any action that would make any representation or warranty inaccurate.

          5.2 ACCESS TO INFORMATION. CSI will cooperate fully with ICN, and CSI shall provide, and Schlepphorst shall cause CSI to provide, to ICN and its Accountants, counsel and other representatives (collectively "Advisors") during normal business hours, (i) full access to the books, records, equipment, real estate and contracts other assets of CSI and all work papers relating to CSI of CSI's independent accountants and (ii) full opportunity to discuss CSI's business affairs and assets with its officers, employees, agents and independent accounts ("CSI's Representatives") and furnish to ICN and its Advisors copies of such documents, records and information with respect to the affairs of CSI as ICN or its Advisors may reasonably request.

          5.3 CONFIDENTIALITY. ICN and CCI shall retain in confidence and shall cause its Advisors to retain in confidence, all information obtained by them pursuant to the investigations made by each of ICN and CCI or their advisors pursuant to this Section (the "Confidential Information"). Schlepphorst, CSI, its officers, directors and employees and CSI's Advisor shall retain in confidence, all information obtained by them in connection with any investigation undertaken by such persons as a result of CCI and/or ICN providing such persons such access to information of CCI and/or ICN as provided in this Agreement. The parties agree that Confidential Information shall not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by CCI, ICN, CSI, Schlepphorst or any of their officers, directors or employees or any of their Advisors, (ii) was or becomes available to CCI, ICN, CSI, Schlepphorst, any of their officers, directors or employees or their Advisors on a non-confidential basis from a source other than CCI, ICN, CSI, Schlepphorst or CSI's Representatives, provided that such source is not bound by a confidential agreement or (iii) was, or in the future is, developed independently by CCI, ICN or their Advisors or by CSI, Schlepphorst or their Advisors without reference to the information furnished by CCI, ICN, CSI, Schlepphorst or CSI's Representatives, as the case may be. The parties understand and agree that all of the Confidential Information supplied to CCI, ICN or their Representative or to CSI, Schlepphorst or CSI's Representatives is provided on the understanding that such Confidential Information remains the property of CCI, ICN or CSI, as the case may be, and that all copies and originals will be returned to any such party promptly upon its request after termination of this Agreement pursuant to Section 7 hereof.

          5.4 BENEFIT PLANS. Between the date hereof and the Closing Date, CSI shall maintain, and Schlepphorst shall cause CSI to maintain, in full force and effect the Benefit Plans as they pertain to CSI's employees or former employees and in connection therewith;

               5.4.1 PLAN CHANGES. Except as may be required by law or as may be necessary to continue the qualified status under Section 401 of the Code, CSI shall not adopt, terminate, amend, extend, or otherwise change any Benefit Plan without the prior written consent of ICN, and Schlepphorst and CSI shall give ICN prior written notice of CSI's intention to take any such action required by law or necessary to continue the qualified status of any Benefit Plans as they pertain to CSI's employees or its former employees; and

               5.4.2 CONTRIBUTIONS AND PAYMENTS. CSI shall not make, cause to be made, or agree to make any contribution, award or payment under any Benefit Plans as they pertain to CSI's employees or former employees, except at the time and to the extent required by the written terms thereof, without the prior written consent of ICN.

          5.5 BEST EFFORTS AND STANDSTILL. Subject to the other provisions of this Agreement, each of CSI and Schlepphorst will use their commercially reasonable efforts to cause the conditions listed in Section 3.1 hereof to be satisfied on or before the Closing Date. Subject to the other conditions of this Agreement, each of ICN and CCI will use their commercially reasonable efforts to cause the conditions listed in Section 3.2 hereof to be satisfied on or before the Closing Date. Each of CSI and Schlepphorst further agrees that they will not enter into, request, solicit or engage in any discussions, negotiations, understandings or agreements with any person or entity other than CCI and ICN relating to the sale of the CSI Stock or the properties and assets of CSI (other than in the ordinary course of business) unless this


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

Agreement is terminated pursuant to Section 7 hereof.

     6. POST-CLOSING COVENANTS. CSI, Schlepphorst, CCI and ICN agree as follows with respect to the period following the Closing.

          6.1 PERFORMANCE OF WAIVED CONDITIONS. To the extent that any conditions under Section 3.1 hereof are waived by CCI or ICN, as the case may be, as a condition precedent to CCI's and ICN's obligation to close the transactions contemplated hereby, such waived condition to the extent required by CCI or ICN, as the case may be, shall be performed by Schlepphorst within the time period agreed upon by the parties hereto, but in any event no later than sixty (60) days following the Closing Date, unless CCI or ICN, as the case may be, agrees to a extended period of time in which such performance can be completed.

          6.2 CONFIDENTIAL INFORMATION. CSI and its former officers and directors will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to CCI and/or ICN or destroy, at the request and option of CCI and ICN, all tangible correspondence, documents, instruments, memorandums and all other writings (and all copies thereof) which embody the Confidential Information which are in such persons' possession. If CSI or its former officers or directors are requested or required (by oral question or request for information or document in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, CSI and its former officers or directors will notify CCI and ICN promptly of any such request or requirement to enable CCI and ICN to seek an appropriate injunction or waive compliance with the provisions of this Section. The foregoing provision shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          6.3 SCHLEPPHORST'S COOPERATION AFTER CLOSING. In case at any time after the Closing Date any further action is necessary or desirable to carry out and accomplish the purposes of this Agreement and the transactions contemplated hereunder, Schlepphorst will take such further action as ICN and/or CCI, as the case may be, may request, including executing and delivering such further instruments and documents as shall be necessary or appropriate to accomplish and effectuate such transaction.

     7.   TERMINATION

          7.1 EVENTS OF TERMINATION. Anything contained elsewhere in this Agreement to the contrary notwithstanding, prior to the Closing Date, this Agreement may be terminated by written notice of termination as follows:

               7.1.1 MUTUAL CONSENT. Anytime by mutual consent of CSI, Schlepphorst, CCI and ICN;

               7.1.2      PRIOR TO CLOSING DATE.  By CSI and Schlepphorst or
CCI and ICN if the other party shall have (i) misstated any representation or been in breach of any warranty contained herein, (ii) been in breach of any covenant, undertaking or restriction contained herein and such misstatement or breach is not been cured by the earlier of (a) thirty (30) days after the giving of notice of such party of such misstatement or breach or (b) the Closing Date; or (iii) the failure to consummate the transactions contemplated herein through the fault of the other party;

          7.2 CONSEQUENCES OF TERMINATION. In the event of a termination and abandonment hereof pursuant to the provisions of this Section 7, this Agreement shall become void and have no effect, without any liability on any of the parties or their directors or officers or stockholder in respect of this Agreement. Notwithstanding anything contained in the foregoing to the contrary, if this Agreement is terminated be CCI and ICN due to a failure of CSI or Schlepphorst to perform the conditions precedent to the Closing hereunder, the Earnest Money shall be refunded to ICN in full by Schlepphorst and CSI. If this Agreement is terminated by CSI as a result of a failure of CCI or ICN to perform the conditions precedent to the Closing hereunder, the Earnest Money deposited by ICN shall be retained by CSI.

     8.   MISCELLANEOUS

          8.1  NOTICES.   Any notices under this Agreement shall be in writing,
signed by the party giving the same and transmitted by registered or certified United States Mail or by a generally accepted national courier service providing confirmation of delivery, and addressed to the party to receive the notice at the address set forth below or such other address as any party may specify by notice to the other party, and shall be deemed properly given and received when actually given and received:

     If to ICN:           Convergent Communications, Inc.
     or CCI               67 Inverness Drive East
                          Englewood, Colorado 80112
                          Attn.: Chief Executive Officer

     with a copy to:      Martin E. Freidel, Esq.
                          Miller & Welch, L.L.C.
                          730 Seventeenth Street, Suite 925
                          Denver, Colorado 80202

     if to CSI:           Communications Services of Iowa, Inc.
     or Schlepphorst      1854 Fuller Road, Suite 1
                          West Des Moines, Iowa 50265
                          Attn.: President

          8.2   BROKERAGE COMMISSIONS.

               8.2.1 CSI and Schlepphorst hereby represent and warrant to ICN that neither CSI nor Schlepphorst has engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. CSI and Schlepphorst hereby agree to indemnify and hold CCI and ICN harmless from and against any liability for any claims of any broker or finder claiming by, through or under CSI or Schlepphorst.

               8.2.2 CCI and ICN hereby represent and warrant to CSI and Schlepphorst that neither CCI nor ICN has engaged or utilized the services of any broker or finder in connection with this transaction and that no commissions are payable with respect to this transaction. ICN and CCI hereby agree to indemnify and hold CSI and Schlepphorst harmless from and against any liability for any claims of any other broker or finder claiming by, through or under CCI or ICN.

          8.3 SUCCESSORS AND ASSIGNS. This Agreement is personal to the parties hereto and may not be assigned, transferred, delegated or nullified without the prior written consent of all of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          8.4  ARBITRATION.   Notwithstanding anything to the contrary herein,
any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of any party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, by a panel of three (3) arbitrators, one (1) selected by Schlepphorst, one (1) selected by ICN, and the third (3rd) selected by the other two (2) arbitrators. Each party shall pay its own expenses associated with such arbitration, including the expenses of any arbitrator selected by such party and 50% of the expenses of the third arbitrator, provided that the prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorneys' fees and expenses (including, without limitation, arbitration expenses) relating to such arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

          8.5  NO ORAL MODIFICATIONS.   No amendments or modifications to this
Agreement shall be made or deemed to have been made unless in writing executed and delivered by the party to be bound thereby. Any provision of this Agreement may be waived, amended, supplemented or modified only by agreement in writing of the parties hereto.

          8.6 WAIVER. The failure of any party to this Agreement to insist upon strict performance of any of the terms of this Agreement will not constitute a waiver of any of its rights under this Agreement or its right subsequently to assert, rely upon, or enforce any provision of this Agreement.

          8.7 GOVERNING LAW. This Agreement shall be interpreted, governed by and enforced according to the laws of the State of Colorado.

          8.8 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

          8.9  HEADINGS AND CAPTIONS FOR CONVENIENCE.   The headings and
captions contained in this Agreement are for convenience only and shall not be considered in interpreting the provisions hereof.

          8.10 COUNTERPARTS.   This agreement may be executed simultaneously in
two or more counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

          8.11 REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by or on behalf of Schlepphorst, CSI, CCI or ICN prior to or after the Closing Date, all representations, warranties and covenants of the parties hereto contained herein shall survive and remain in full force and effect for a period of three (3) years after the Closing Date.

          8.12 SCHLEPPHORST'S INDEMNIFICATION.   Notwithstanding the Closing and
regardless of any investigation at any time made by or on behalf of CCI or ICN or of any information CCI or ICN may have in respect thereof, Schlepphorst will indemnify, defend and save and hold CCI and ICN harmless from and against any costs, expenses, damages, liabilities, losses or deficiencies, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding (collectively "Losses") suffered or incurred by CCI and/or ICN arising out of or resulting from, and will pay CCI and/or ICN on demand the full amount of any such amounts which CCI and/or ICN may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or document delivered under or pursuant to this Agreement or the material breach of any warranty made by CSI or Schlepphorst in or pursuant to this Agreement;

               (b) any misrepresentations in or omission from any Exhibit, Schedule, or other attachment to this Agreement;

               (c) any failure by CSI or Schlepphorst duly to perform or observe any term, provision, covenant, or agreement in this Agreement to be performed or observed on the part of CSI or Schlepphorst; or

               (d) any action, suit, investigation, proceeding, demand, assessment, audit, judgment and claim, including any employment-related claim arising out of the foregoing (collectively "Claims") against CSI or any of its subsidiaries, even though such Claims may not be filed or come to light until after the Closing Date.

Each of ICN and CCI hereby covenants and agrees to immediately provide to Schlepphorst any and all notifications or other correspondence it receives related to matters which may affect this indemnity and hereby agrees to allow Schlepphorst to defend any and all actions affecting this indemnity and shall not settle any action or dispute affecting this indemnity without obtaining the prior written consent of Schlepphorst. However, failure to provide any such notifications or other correspondence in a timely manner will not relieve Schlepphorst of his obligation to indemnify ICN under this Section 4.15. If CCI and/or ICN becomes unsatisfied with the conduct of the defense of the Claims, CCI and/or ICN may defend against, and consent to the entry of any judgment or enter into any settlement with respect to such Claims in any manner it may deem to be appropriate and Schlepphorst shall reimburse CCI and/or ICN promptly for the acts of defending against such Claims and will otherwise remain responsible for any Loss which CCI and/or ICN may suffer from, arising out of, relating to or caused by such Claims to the full extent provided in this Section.

All statements of fact contained in any written statement (including the Financial Statements), deed, certificate, schedule or other document delivered to CCI and/or ICN by or on behalf of CSI or Schlepphorst pursuant to this Agreement shall be deemed representations and warranties by CSI and Schlepphorst hereunder.

          8.13 ICN'S INDEMNIFICATION. ICN agrees that notwithstanding the Closing and regardless of any investigation of any time made by or on behalf of Schlepphorst or CSI or any information Schlepphorst or CSI may have in respect thereof, ICN will indemnify and save and hold Schlepphorst and CSI harmless from and against any Losses suffered or incurred by Schlepphorst or CSI arising out of or resulting from, and will pay Schlepphorst or CSI on demand the full amount of any such amounts which Schlepphorst or CSI may pay or may become obligated to pay in respect of:

               (a) any material inaccuracy in any representation or the breach of any warranty made by CCI and/or ICN in or pursuant to this Agreement; or

               (b) any failure by CCI and/or ICN duly to perform or observe any item, provision, covenant or agreement in this Agreement to be performed or observed on the part of CCI or ICN, as applicable.

          8.14 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, successors, assigns, and such representations, warranties, covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

          8.15 PUBLICITY. Prior to the Closing Date, all notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and approved by Schlepphorst, on behalf of CSI and himself, and ICN and CCI; provided, however, that such approval shall not be unreasonably withheld.

          8.16 ENTIRE AGREEMENT. This Agreement, together with Exhibits, Schedules and Attachments hereto, represents the entire agreement between the parties hereto with respect to the subject matter hereof and all prior agreements, understandings or negotiations shall be deemed merged herein. No representations, warranties, promises or agreements, express or implied, shall exist between the parties, except as stated herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        INTEGRATED COMMUNICATION NETWORKS, INC., a Colorado corporation

                                       By: /s/ John R. Evans
                                           ------------------------------------

                                       Its: Chief Executive Office
                                           ------------------------------------

                                        CONVERGENT COMMUNICATIONS, INC.,
                                        a Colorado corporation

                                       By: /s/ John R. Evans
                                           ------------------------------------

                                       Its: Chief Executive Office
                                           ------------------------------------

                                        JOHN SCHLEPPHORST

                                        /s/ JOHN SCHLEPPHORST
                                        ------------------------------------

                                        COMMUNICATIONS SERVICES OF IOWA, INC.,
                                        an Iowa corporation


                                        By: /s/ JOHN SCHLEPPHORST
                                            --------------------------------

                                        Its: President
                                             -------------------------------


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